LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made this 15 day of November, 2019, between ARE-SD REGION NO. 35, LLC, a Delaware limited liability company ("Landlord"), and SINGULAR GENOMICS SYSTEMS, INC., a Delaware corporation ("Tenant").

Building: Science Park Road, San Diego, California

Premises: That portion of the Building (i) commonly known as Suite F, containing approximately 3,722 rentable square feet (the "Initial Premises"), and (ii) commonly known as Suite B and Suite C, containing approximately 12,074 rentable square feet ("Subsequent Premises"), as determined by Landlord, as shown on Exhibit A.

Project: The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent: $18,610.00 per month with respect to the Initial Premises

None with respect to the Subsequent Premises

Rentable Area of Premises: 15,796 sq.ft.

Rentable Area of Building: 102,938 sq. ft.

Rentable Area of Project: 165,938 sq. ft.

Tenant's Share of Operating Expenses of Building: 3.62% with respect to the Initial Premises and 11.73% with respect to the Subsequent Premises

Building's Share of Operating Expenses of Project: 62.03%

Security Deposit: None

Target Subsequent Premises Commencement Date: May 1, 2020

Rent Adjustment Percentage: 3%

Base Term Beginning on the Commencement Date and ending on the Commencement Date (as defined in the Long Term Lease (as defined in Section 2)).

Permitted Use: Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:

P.O. Box 79840

Baltimore, MD 21279-0840

Tenant's Notice Address:

10931 N. Torrey Pines Road, Suite #100 La Jolla, CA 92037

Attention: Chief Executive Officer

Landlord's Notice Address:

26 North Euclid Avenue Pasadena, CA 91101 Attention: Corporate Secretary

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

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[X] EXHIBIT A - PREMISES DESCRIPTION [X] EXHIBIT B - DESCRIPTION OF PROJECT

[X] EXHIBIT C - INTENTIONALLY OMITTED [X] EXHIBIT D- COMMENCEMENT DATE

[X] EXHIBIT E- RULES AND REGULATIONS [X] EXHIBIT F-TENANT'S PERSONAL PROPERTY

[X] EXHIBIT G - MAINTENANCE OBLIGATIONS [XJ EXHIBIT H - CONTROL AREAS

1.
Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the "Common Areas." Tenant shall'have the non-exclusive right during the Term to use the Common Areas along with others having the right to use the Common Areas. Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant's use of the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

2.
Delivery; Acceptance of Premises; Commencement Date.

(a)
Initial Premises. The "Commencement Date" shall be the earlier to occur of (I) November 15, 2019, or (ii) the date that this Lease Is mutually executed and delivered by Landlord and Tenant. Landlord shall Deliver(as defined below) the Initial Premises to Tenant on the Commencement Date. The "Rent Commencement Date" with respect to the Initial Premises shall be December 1, 2019. Prior to the Subsequent Premises Commencement Date (as defined below), references to "Premises" in this Lease shall mean the Initial Premises.

During the Term, Tenant shall have the right to use, at no additional cost, the furniture, fixtures and equipment belonging to Landlord located within the Initial Premises as of the Commencement Date ("Landlord's Initial Premises FF&E"). Tenant shall have no right to remove any of Landlord's Initial Premises FF&E from the Initial Premises at any time during the Term. Tenant shall use reasonable efforts to maintain Landlord's Initial Premises FF&E and return the same to Landlord at the expiration or earlier termination of the Initial Premises Term in the same condition as received by Tenant, subject to ordinary wear and tear.

Except as otherwise expressly set forth in this Lease: (i) Tenant shall accept the Initial Premises and Landlord's Initial Premises FF&E In their ''as-is" condition as of the Commencement Date, subject to all applicable Legal Requirements; (ii} Landlord shall have no obligation for any defects in the Initial Premises or Landlord's Initial Premises FF&E; and (iii) Tenant's taking possession of the Initial Premises and Landlord's Initial Premises FF&E shall be conclusive evidence that Tenant accepts the Initial Premises and Landlord's lnitial Premises FF&E, and that the Initial Premises and Landlord's Initial Premises FF&E were In good condition at the time possession was taken.

(b)
Subsequent Premises. Landlord shall use reasonable efforts to deliver the Subsequent Premises ("Delivery" or "Deliver") to Tenant on or before the Target Subsequent Premises Commencement Date. If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Subsequent Premises within 90 days of the Target Subsequent. Premises Commencement Date for any reason other than Force Majeure delays, this Lease may be terminated by Tenant by written notice to Landlord. If so terminated by Tenant, Tenant shall voluntarily surrender the Initial Premises on such date in accordance with all surrender requirements contained in the Lease and in the condition in which Tenant is required to surrender the Premises as of the expiration of the Lease, Tenant shall have no further rights of any kind with respect to the any portion of the Premises and neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The "Subsequent Premises Commencement Date" shall be the date Landlord Delivers the Subsequent Premises to Tenant.

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During the Term, Tenant shall have the right to use, at no additional cost, the furniture, fixtures and equipment belonging to Landlord located within the Subsequent Premises as of the Subsequent Premises Commencement Date ("Landlord's Subsequent Premises FF&E"). Tenant shall have no right to remove any of Landlord's Subsequent Premises FF&E from the Subsequent Premises at any time during the Term. Tenant shall use reasonable efforts to maintain Landlord's Subsequent Premises FF&E and return the same to Landlord at the expiration or earlier termination of the Term in the same condition as received by Tenant, subject to ordinary wear and tear.

Except as otherwise expressly set forth in this Lease: (i) Tenant shall accept the Subsequent Premises and Landlord's Subsequent Premises FF&E in their "as-ls"" condition as of the Subsequent Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Subsequent Premises or Landlord's Subsequent Premises FF&E; and (iii) Tenant's taking possession of the Subsequent Premises and Landlord's Subsequent Premises FF&E shall be conclusive evidence that Tenant accepts the Subsequent Premises and Landlord's Subsequent Premises FF&E, and that the Subsequent Premises and Landlord's Subsequent Premises FF&E were in good condition at th time possession was taken. Any occupancy of the Subsequent Premises by Tenant before the Subsequent Premises Commencement Date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Operating Expenses.

(c)
General. Commencement Date, the Subsequent Premises Commencement Date and the expiration date of the Term when such are established in the form of the "Acknowledgment of Commencement Date'' attached to this Lease as Exhibit D; provided, however, Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder. The "Term" of this Lease shall be the Base Term, as defined above on the first page of this Lease and the Extension Term which Tenant may elect pursuant to Section 39 hereof.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises, Landlord's Initial Premises FF&E, Landlord's Subsequent Premises FF&E or the Project, and/or the suitability of the Premises, Landlord's FF&E or the Project for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises, Landlord's FF&E or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, Inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant's representations, warranties, acknowledgments and agreements contained herein.

Notwithstanding anything to the contrary contained in this Lease, Tenant and Landlord acknowledge and agree that if, for any reason, Tenant and Landlord's affiliate have not mutually entered Into a long term lease agreement pursuant to which Tenant will lease approximately 74,567 rentable square feet of space from Landlord's affiliate at 301 O Science Park Road, San Diego, California ("Long Term Lease") on or before March 1, 2020, which Long Term Lease shall be on terms and conditions reasonably acceptable to Landlord's affiliate and Tenant, then this Lease shall automatically terminate on March 1, 2020. If the Lease is so terminated pursuant to this paragraph, Tenant shall voluntarily surrender the Initial Premises on such date In accordance with all surrender requirements contained in the Lease and in the condition In which Tenant Is required to surrender the Premises as of the expiration of the Lease, Tenant shall have no further rights of any kind with respect to the any portion of the Premises and neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. Landlord shall have no liability whatsoever to Tenant relating to or arising from the failure of the Long Term Lease to be entered into.

3.
Rent.

(a)
Base Rent. The first month's Base Rent due with respect to the Initial Premises shall be due and payable on the Rent Commencement Date. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent payable with respect to the Initial Premises on or before the first day of each calendar month during the Term hereof as of the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord

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for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b)
Additional Rent. Tenant agrees to pay to Landlord as rent ("Rent"): (i) commencing on the R nt Commencement Date with respect to the Initial Premises and commencing on the Subsequent Premises Commencement Date with respect to the Subsequent Premises, Tenant's Share of "Operating Expenses1 {as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.
Intentionally Omitted.

5.
Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the "Annual Estimate'!), which may be revised by Landlord from time to time during such calendar year. Commencing on the Rent Commencement Date with respect to the Initial Premises and as of the Subsequent Premises Commencement Date with respect to the Subsequent Premises, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1112th of Tenant's Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term "Operating Expenses" means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building {including the Building's Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, (w) Taxes (as defined in Section 9), (x) capital repairs, improvements and replacements amortized over the lesser of 7 years and the useful life of such capital repairs improvements and replacements, (y) the cost (including, without limitation, any subsidies which Landlord may provide in connection with the Project Amenities) of the common area amenities now or hereafter located at the Project (the "Project Amenities''), (z) and the costs of Landlord's third party property manager or, if there is no third party property manager, administration rent in the amount of $2,369.41 per month (provided, however, that for the period commencing on the Rent Commencement Date through the day immediately preceding the Subsequent Premises Commencement Date, the administration rent payable hereunder shall be equal to $558.33 per month)), excluding only:

(a)
the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects In such original construction or renovation;

(b)
capital expenditures for expansion of the Project;

(c)
interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;

(d)
depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(e)
advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f)
legal and other expenses incurred in the negotiation or enforcement of leases:

(g)
completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

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(h)
costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(I) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(j) general organizational, administrative and overhead costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k)
costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants1 or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(I)
costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space In the Project or any Legal Requirement (as defined ln Section 7);

(m) penalties! fines or interest Incurred as a result of Landlord's inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord's failure to make any payment of Taxes required to e made by Landlord hereunder before delinquency;

(n) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o) costs of Landlord's charitable or political contributions, or of fine art maintained at the Project;

(p)
costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant ls specifically charged therefor by Landlord;

(q)
costs incurred in the sale or refinancing of the Project;

(r)
net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(s)
costs arising from the gross negligence or intentional misconduct of Landlord or Landlord's officers, directors, employees, managers or agents;

(t)
the cost of capital repairs and replacements of Structural Items (as defined In Section), unless Tenant or any Tenant Party is responsible for the cause of the repairs or replacements;

(u)
reserves for future capital replacements;

(v)
costs occasioned by condemnation; and

(w)
any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

For the avoidance of doubt, capital costs incurred by Landlord prior to the Commencement Date may not be Included as Operating Expenses.

Notwithstanding anything to the contrary contained herein, any earthquake deductible payable by Tenant under this Lease shall be amortized with interest in equal monthly installments over the remaining Term.

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Notwithstanding anything to the contrary contained herein, in no event shall Landlord be entitled to make any profit from Landlord's collection of Operating Expenses.

In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses Incurred or accrued by Landlord with respect to any capital Improvements which are reasonably expected by Landlord to reduce overall Operating Expenses {for example, without limitation, by reducing energy usage at the Project) (the "Energy Savings Costs") shall be amortized over a period of years equal to the least .of (A) 7 years, (B) the useful life of such capital items 1 or (C) the quotient of (I) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such capital improvements.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an "Annual Statement") showing in reasonable detail: (a) the total and Tenant's Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant's payments in respect of Operating Expenses for such year. If Tenant's Share of actual Operating Expenses for such year exceeds Tenant's payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant's payments of Operating Expenses for such year exceed Tenant's Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord's and Tenant's obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 60 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord's statement of Tenant's Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant's questions (the "Expense lnformation"). If after Tenant's review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant's Share of Operating Expenses, then Tenant shall have the right to have an independent regionally or nationally recognized public accounting firm selected by Tenant and approved by Landlord {which approval shall not be unreasonably withheld or delayed)1 working pursuant to a fee arrangement other than a contingent fee {at Tenant's sole cost and expense}, audit and/or review the Expense Information for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant's Share of Operating Expenses for such calendar year, Landlord shall .at Landlord's option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant's payments with respect to Operating Expenses for such calendar year ere less than Tenant's Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs Incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant's Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

''Tenant's Share" shall be the percentage set forth on the first page of this Lease as Tenant's Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the

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Project occurring thereafter. Landlord may equitably increase Tenant's Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.

6.
Intentionally Omitted.

7.
Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, "ADA") (collectively, "Legal Requirements" and each, a "Legal Requirement"). Tenant shall, upon 5 days' written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement; provided1 however, that if the applicable Governmental Authority grants to Tenant time in addition to such 5 day period to discontinue its use of the Premises, Tenant may continue to operate in the Premises for such additional period granted by the applicable Governmental Authority. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, Increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a "place of public accommodation'', as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such Insurance policy by reason of Tenant's failure to comply with the provisions of this Section or otherwise caused by Tenant's use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or Interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed In the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending Into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment that would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or 111the Project elevators without the prior written consent of Landlord. Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant's Share as usually furnished for the Permitted Use.

Landlord shall be responsible, at Landlord's cost and expense, for the compliance of the Common Areas of the Project with Legal Requirements as of the Commencement Date. Following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project Is located) and at Tenant's expense (to the extent such Legal Requirement is triggered by reason of Tenant's, as compared to other tenants of the Project, particular use of the Premises or Tenant's Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as provided in the two immediately preceding sentences, Tenant, at its sole expense, shall make any .alterations .or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant's particular use or occupancy of the Premises or any Tenant Alterations. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements and costs of suit) (collectively, "claims") arising out of or in connection with Legal Requirements related to Tenant's use or occupancy of the Premises or Tenant's Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant's use or occupancy of the Premises or Tenant's Alterations.

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Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar 11 green" certification with respect to th Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such Information and/or documentation as Landlord may reasonably request in connection therewith.

8.
Holding Over. If, with Landlord's express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall pay base rent in the amount of $157,960.00 per month or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent, and (Iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become- a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to $157,960.00 per month, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.
Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as "Taxes"), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, "Governmental Authority") during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof1 or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises pr the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord's business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Notwithstanding anything to the contrary contained herein, Landlord shall only charge Tenant for assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any1 provided under th terms of the underlying assessments. Taxes shall not include (a) any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder, (b) excess profit taxes 1 franchise taxes, transfer taxes, capital stock .taxes, gift taxes or estate, inheritance or succession taxes Imposed on or payable by Landlord, (c) any tax, assessment or charge levied on Landlord's rental income (other than gross receipts taxes or similar taxes), unless such taxes or assessments are In substitution for any Taxes payable hereunder, (d) any taxes or assessments in excess of the amount which would be payable if such tax or assessment were paid in installments over the longest possible term, or (e) any tax, assessment or charge imposed on land or improvements other than the Project. If any such Tax is levied or assessed directly against Tenant1 then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time to time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord's determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment

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by Landlord shall constitute Rent due from Tenant to Landlord immediately upon demand.

10.
Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined In Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project, to use 2.5 parking spaces per 1,000 rentable square feet of the Premises, which shall be located in those areas designated for non-reserved parking, subject in each case to Landlord's rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, Including other tenants of the Project.

11.
Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), with respect to the Common Areas. refuse and trash. collection and janitorial services (collectively, "Utilities"). Landlord shall pay, as Operating Expenses or subject to Tenant's reimbursement obligation, for all Utilities used on the Premises1 all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant's expense1 any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Commencing on the Commencement Date, Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord's willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. Tenant shall be responsible for obtaining and paying for Its own janitorial services for the Premises.

Landlord's sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the capacity of the emergency generators located In the Building as of the Commencement Date, and {Ii) to contract with a third party to maintain the emergency generators as per the manufacturer's standard maintenance guidelines. Except as otherwise provided In the Immediately preceding sentence, Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer's standard guidelines or otherwise. During -any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, Including any delays thereto due to the Inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

Tenant agrees to provide Landlord with access to Tenant's water and/or energy usage data on a monthly basis, either by providing Tenant's applicable utility login credentials to Landlord's Measurable online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (Including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

12.
Alterations and Tenant's Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined In Section 13) ("Alterations") shall be subject to Landlord's prior written consent, which may be given or withheld In Landlord's sole discretion if any such Alteration affects the structure or Building Systems. and shall not be otherwise unreasonably withheld. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant In connection with the

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commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord's sole and absolute discretion. Any request for approval shall be In writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, Including the Identities and mailing addresses of all persons performing work or supplying materials. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty .to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement' at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Rent, on demand an amount equal to 3% of all charges Incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers1 compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors'; and (ii) "as built" plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Tenant shall be required to restore any Alterations constructed by Tenant in the Premises such that the Premises are surrendered at the expiration or earlier termination of the Term in the same condition and configuration as received on the Commencement Date. Upon the expiration or earlier termination of the Term1 Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant's Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without !imitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as If said space were otherwise occupied by Tenant. If Landlord Is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant's Property to waive any lien Landlord may have against any of Tenant's Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) "Removable Installations" means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in, the future,

(y)
'Tenant's Property" means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may e removed without material damage to the Premises, and
(z)
"Installations" means all property of any kind paid for by Landlord, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment1 property and improvements built Into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, builtin plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

13.
Landlord's Repairs. Landlord shall, at Landlord's sole expense (and not as an Operating Expense),

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be responsible for capital repairs and replacements of the roof (not including the roof membrane), exterior walls, structural walls, concrete flooring and foundation of the Building ("Structural Items") unless the need for such repairs or replacements is caused by Tenant or any Tenant Parties (reasonable wear and tear excluded)1 in which case Tenant shall, subject to Section 17. bear the full cost to repair or replace such Structural Items. Landlord shall1 as an Operating Expense (except to the extent the cost thereof is expressly excluded from Operating Expenses pursuant to Section 5 hereof), be responsible for the routine maintenance and repairs of such Structural Items. In addition, Landlord, as an Operating Expense (except to the extent the cost thereof is expressly excluded from Operating Expenses pursuant to Section 5 hereof), shall maintain (which maintenance may include, in Landlord's reasonably discretion, repairs and/or replacements) the roof membrane and all of the exterior, parking and other Common Areas of the Project, including HVAC, plumbing,. fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project ("Building Systems"), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant, or by any of Tenant's assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant's assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, "Tenant Parties'') excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by Insurance, at Tenant's sole cost and expense. Landlord reserves the right to stop Building Systems services when reasonably necessary ·(I) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable Judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or Improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall use reasonable efforts to minimize interference with Tenant's operations In the Premises during the performance of Landlord's repair and maintenance obligations under this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant's written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord's expense and agrees that the parties' respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.
Tenant's Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition (subject to normal wear and tear, casualty and condemnation) all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fall to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 30 days of Landlord's notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises. Landlord shall use reasonable efforts to minimize interference with Tenant's operations in the Premises during the performance of repair and maintenance of the Premises pursuant to this Section 14. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to perform or construct any capital repairs or replacements, but Tenant shall be required to pay for- capital repairs and replacements performed or constructed by Landlord in accordance with the other provisions of this Lease.

Notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date, the maintenance and repair obligations for the Premises shall be allocated between Landlord and Tenant as set forth on Exhibit G attached hereto. The maintenance obligations allocated to Tenant pursuant to Exhibit G (the "Tenant Maintenance Obligations") shall be performed by Tenant

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at Tenant's sole cost and expense. The Tenant Maintenance Obligations shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord's written request, for and with contractors reasonably acceptable to Landlord specializing and experienced in the respective Tenant Maintenance Obligations. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Tenant pursuant to this paragraph shall, at a minimum, comply with manufacturer's recommended maintenance procedures for the optimal performance of the applicable equipment. Landlord shall, notwithstanding anything to the contrary contained in this Lease, have no obligation to perform any Tenant Maintenance Obligations. The Tenant Maintenance Obligations shall not include the right or obligation on the part of Tenant to make any structural and/or capital repairs or improvements to the Project, and Landlord shall, during any period that Tenant Is responsible for the Tenant Maintenance Obligations, continue, as part of Operating Expenses, to be responsible, as provided in the immediately preceding paragraph, for capital repairs and replacements required to be made to the Project. If Tenant fails to maintain any portion of the Premises for which Tenant is responsible as part of the Tenant Maintenance Obligations in a manner reasonably acceptable to Landlord within the requirements of this Lease, Landlord shall have the right, but not the obligation, to provide Tenant with written notice thereof and to assume the Tenant Maintenance Obligations if Tenant does not cure Tenant's failure within 10 days after receipt of such notice.

15.
Mechanic's Liens. Tenant shall discharge, by bond or otherwise, any mechanic's lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant's sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations Incurred by Tenant. -Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Rent.. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.
Indemnification. Tenant hereby Indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents ( constituent entitles and lease signators (collectively, "Landlord Indemnified Parties") harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project (Including, without limitation, any act, omission or neglect by Tenant or any Tenant's Parties In or about the Premises or at the Project) or the a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant's business dr loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records}. Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.

17.
Insurance. Landlord shall maintain all risk property and, If applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem reasonably necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers' compensation Insurance and fidelity bonds for employees employed to perform services and Insurance for any Improvements lnstalled by Tenant or which are in addition to the standard Improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as pa:rt of the Operating Expenses. The Project may be included in a

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blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any actual Increased premiums or additional Insurance which Landlord reasonably deems necessary as a result of Tenant's particular use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; workers' compensation Insurance with no less than the minimum limits required by law; employers liability Insurance with employers liability limits of $1,000,000 bodily Injury by accident - each accident, $1,000,000 bodily injury by disease - policy limit, and $1,000,000 bodily injury by disease - each employee; and commercial general liability Insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, "Landlord Insured Parties"}, as additional Insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in 11 Best's Insurance Guide"; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; not contain a hostile fire exclusion;, contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant's policies, regardless of limits}. Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of (x) the Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance. Tenant's policy may be a "blanket policy" with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such polices, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord hold[ng a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project Is located, if the interest of Landlord Is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors ("Related Parties"), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and Its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives a[I claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shalI be deemed not released but shall be secondary to the other's insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18.
Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such

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damage as to the amount of time Landlord reasonably estimates it wilt take to restore the Project or the Premises, as applicable (the "Restoration Period"). If the Restoration Period is estimated to exceed 6 months (the "Maximum Restoration Period"}, Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord's election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant)r subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having Jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials {as d fined in Section 30) In, on or about the Premises (collectively referred to herein as "Hazardous Materials Clearances"); provided, however. that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, In its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction 1 or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re- enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last 9 of the Term and Landlord reasonably estimates that It will take more than 1 month to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant's business. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.
Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would in Landlord's reasonable judgment, either prevent or materially Interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the

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circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant's Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, If any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's trade fixtures, if a separate award for such Items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.
Events of Default. Each of the following events shall be a default ("Default") by Tenant under this Lease:

(a)
Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of Tenant's receipt of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be1 any notice required by law.

(b)
Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c)
Abandonment. Tenant shall abandon the Premises.

(d)
Improper Transfer. Tenant shall ass[gn, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Premises except as expressly permitted herein, or Tenant's Interest In this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)
Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien Is flied against the Premises.

(f)
Insolvency Events. Tenant or any guarantor or surety of Tenant's obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or. seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "Proceeding for Relief"); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) d[e or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)
Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within ·5 business days after a second notice requesting such document.

(h)
Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20{h) hereof shall: (I) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of

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this Lease unless Landlord elects otherwise ln such notice; provided that if the nature of Tenant's default pursuant to Section 20(h) Is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord's notice.

21.
Landlord's Remedies.

(a)
Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the "Default Rate")1 whichever is less, shall be payable to Landlord on demand as Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant's Default hereunder.

(b)
Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any Installment of Rent due from Tenant Is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)
Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenanl1 shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)
Terminate this Lease, or at Landlord's option, Tenant's right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor;

(ii)
Upon any termination of this Lease, whether pursuant to the foregoing Section

21 or otherwise, Landlord may recover from Tenant the following:

(A)
The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus.

(C)
The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental lass that Tenant proves could have been reasonably avoided; plus

(D)
Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this

Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions

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made to obtain a new tenant; and

(E)
At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21 fo){ii}(A) and {ID, above, the "worth at the time of award" shall be computed by allowing Interest at the Default Rate. As used in Section 21 (c)(il)(C) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)
Landlord may continue this Lease in effect after Tenant's Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
(iv)
Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered Into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. Upon Landlord's election to succeed to Tenant's interest In any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or Interest in the rent or other consideration receivable thereunder.

(v)
Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as gen rally described in Section 30(d) hereof, at Tenant's expense.

(d)
Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord's right to enforce one or more of Its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant's Default.

22.
Assignment and Subletting. Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold Interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.

23.
Estoppel Certificate. Tenant shall, within 15 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing In any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and In full force and effect (or, if

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modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this l:.ease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a. part: Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease Is In full force and effect and without modification except as may be represented by Landlord In any certificate prepared by Landlord and delivered to Tenant for execution.

24.
Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.
Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.
Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there Is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.
Subordination. This Lease and Tenant's interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further Instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder1 Tenant's right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute r acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant's quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice In writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term "Mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the " Holder" of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28.
Surrender. Upon the expiration of the Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party {collectively, "Tenant HazMat Operations") and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant In order to surrender the Premises {including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the "Decommissioning and HazMat Closure Plan"). Such . Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant

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Party with respect to the Premises, and

(ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord's environmental consultant. In connection with the review and approval of the Decommissioning and HazMat Closure Plant upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant's expense as set forth below, to cause Landlord's environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual Impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Rent, for the actual out of pocket expense incurred by Landlord for Landlord's environmental consultant to review and approve the Decommissioning and HazMat Closure Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord's environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fall to adequately address any residual effect of Tenant HazMat Operations in, on 9r about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord's election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant's Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including,. without limitation, Indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.
Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RE$OLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.
Environmental Requirements.

(a)
Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project In violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results ln contamination of the Premises, the Project or any adjacent property or If contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought Into, kept, used, stored1 handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord's employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation,

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remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, "Environmental Claims") which arise during or after the Term as a result of such contamination. This. indemnification of Landlord by Tenant Includes, without !Imitation, costs Incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the, air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results In any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short term effect on the Premises , the Building or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible (or, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (I) contamination in the Premises which Tenant can prove existed in the Initial Premises immediately prior to the Commencement Date or in the Subsequent Premises immediately prior to the Subsequent Premises Commencement Date, {ii) the presence of any Hazardous Materials in the Premises which Tenant can prove migrated from outside of the Premises into the Premises, or (iii) the presence of any Hazardous Materials in the Premises caused by Landlord or any Landlord's employees, agents and contractors, unless in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.
(b)
Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials In connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required In connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises ("Hazardous Materials List"). Upon Landlord's request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant's use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the follow[ng documents (the "Haz Mat Documents") relating to the use) storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed In or under the Project (provided, said Installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any. storage tanks installed in, on or under the Project for the closure of any such tanks; and a Decommissioning and HazMat Closure Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the HazMat Documents containing Information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

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(c)
Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor, to Tenant's actual knowledge, any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action In connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant's or such predecessor's action or use of the property in question, and (ii) Tenant Is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion.

(d)
Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant's use. Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine If contamination has occurred as a result of Tenant's use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials In or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)
Control Areas. Tenant shall have the use of (i) 16% of the control area designated as control area 3 on Exhibit H attached hereto, with respect to the Initial Premises, and (ii) 50% of the control area designated as control area 3 on Exhibit H attached hereto, with respect to the Subsequent Premises. For the avoidance of doubt, Tenant shall not have rights with respect to any other control areas at the Project.
(f)
Underground Tanks. Tenant shall have no right to use or install any underground or other storage tanks at the Project.

(g)
Tenant's Obligations. Tenant's obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approve Decommissioning and Hazmat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord's sole discretion, which Rent shall be prorated daily.

(h)
Definitions. As used herein, the term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined s hazardous or toxic, or regulated by reason of its Impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As

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defined in Environmental Requirements, Tenant ls and shall be deemed to be the "operator 1 of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.
Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of Its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days1 then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by register d or certified mail to any Holder of a Mortgage covering the Premises and to .any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant In writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" In this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership.

32.
Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 18 months of the Term, to prospective tenants or for any other business purpose. Landlord shall use reasonable efforts to minimize interference with Tenant's operations in the Premises in connection with Landlord's activities conducted pursuant to this paragraph .. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project Is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant's use or occupancy of the Premises for the Permitted Use. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord's access rights hereunder. Landlord shall comply with Tenant's reasonable security and safety requirements with respect to entering the Premises; provided, however, that Tenant has notified Landlord of such security and safety requirements simultaneously with or prior to Landlord's entry Into the Premises.

Subject to the terms of this Section 32, Landlord may from time to time during the Term, during regular business hours and/or otherwise at times mutually acceptable to Landlord and Tenant, conduct third party tours of the Premises ("Tours"), which Tours may be held with not less than 1 business day's advance notice.

33.
Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant's officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal

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acts.

34.
Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, extreme weather, national, regional, or local disasters, calamities/ or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or Inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls 1 national emergencies, delay in Issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control ("Force Majeure").

35.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with this transaction and that no Broker brought about this transaction, other than Hughes Marino, Cushman & Wakefield and CBRE.

Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than other than Hughes Marino, Cushman & Wakefield and CBRE, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as appllcable1 with regard to this leasing transaction.

36.
Limitation on Landlord's Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF} LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH1 SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD' HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD'S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD'S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.
Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu- of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar In effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.
Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord's standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises

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or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Building standard suite entry signage and signage on the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Landlord, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

39.
Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)
Extension Rights. Tenant shall have 1 right (the "Extension Right") to extend the term of this Lease for a period of 2 years (the "Extension Term") on the same terms and conditions as this Lease (except as otherwise provided in this Section 39) by giving Landlord written notice of its election to exercise the Extension Right at least 6 months prior to the expiration of the Base Term.

Tenant shall commence paying base rent ("Base Rent") with respect to the Premises In the amount of $63.60 per rentable square foot of the Premises per year on the commencement date of the Extension Term. Base Rent shall increase to $65.51 per rentable square foot of the Premises per year on the first anniversary of the commencement date of the Extension Term. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

(b)
Rights Personal. The Extension Right is personal to Tenant and is not assignable without Landlord's consent, which may be granted or withheld in Landlord's sole discretion separate and apart from any consent by Landlord to an assignment of Tenant's interest in the Lease.

(c)
Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall, at Landlord's option, not be in effect and Tenant may not exercise the Extension Right:

(i) Lease;or during any period of time that Tenant is In Default under any provision of this

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(d)
No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Extension Right.

(e)
Termination. The Extension Right shall, at Landlord's option, terminate and be of no further force or effect even after Tenant's due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant falls to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

40.
Regional Amenities.

(a)
Generally. Located at project commonly known as 10996 Torreyana Road, San Diego, California ("The Alexandria"), which is owned by an affiliate of Landlord ("The Alexandria Landlord"), are certain amenities which include, without limitation, shared conference facilities (the "The Alexandria Shared Conference Facilities"), a fitness center and restaurant (collectively, the 11 The Alexandria Amenities"). Located at the project commonly known as 10290 Campus Point and 10300 Campus Point Drive, San Diego, California (collectively, the "Campus Point Project''), which is owned by another affiliate or affiliates of Landlord (collectively, the "Campus Point Landlord"), are certain amenities which include, without limitation, shared conference facilities (the "Campus Point Shared Conference Facilities"), a fitness center and restaurant (collectively, the "Campus Point Amenities"). The Alexandria Shared Conference Facilities and the Campus Point Shared Conference Facilities may be collectively referred to herein as the "Shared Conference Facilities." The Alexandria Amenities and the Campus Point Amenities may be collectively referred to herein as the "Alexandria Regional Amenities." The Alexandria Regional Amenities are available for non-exclusive use by (a) Tenant, (b) other tenants of the Project, (c) Landlord, (d) the tenants of The Alexandria Landlord and the Campus Point Landlord, (e) The Alexandria Landlord, (f) other

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affiliates of Landlord, The Alexandria Landlord, the Campus Point Landlord and Alexandria Real Estate Equities, Inc. ("ARE") (g) the tenants of such other affiliates of Landlord, The Alexandria Landlord, the Campus Point Landlord and ARE, and (h) any other parties permitted by The Alexandria Landlord and Campus Point Landlord (collectively, "Users"). Landlord, The Alexandria Landlord, Campus Point Landlord, ARE, and all affiliates of Landlord, The Alexandria Landlord, Campus Point Landlord and ARE may be referred to collectively herein as the "ARE Parties." Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that (i) The Alexandria Landlord shall have the right, at the sole discretion of The Alexandria Landlord, to not make The Alexandria Amenities available for use by some or all currently contemplated Users (including Tenant), and Campus Point Landlord shall have the right, at the sole discretion of Campus Point Landlord, to not make the Campus Point Amenities available for use by some or all currently contemplated Users (including Tenant). The Alexandria Landlord and Campus Point Landlord shall have the sole right to determine all matters related to The Alexandria Amenities and the Campus Point Amenities, respectively, Including, without limitation, relating to the reconfiguration, relocation, modification or removal of any of The Alexandria Amenities or the Campus Point Amenities, respectively, and/or to revise, expand or discontinue any of the services (if any) provided in connection with The Alexandria Amenities or the Campus Point Amenities, respectively. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the availability of the Alexandria Regional Amenities and that Tenant is not entering into this Lease relying on the continued availability of the Alexandria Regional Amenities to Tenant.

(b)
License. Commencing on the Commencement Date, and so long as The Alexandria, the Campus Point Project and the Project continue to be owned by affiliates of ARE, Tenant (and, subject to Landlord's approval, which may be granted or withheld in Landlord's reasonable discretion with respect to each prospective subtenant, the subtenants of Tenant) shall have the non-exclusive right to the use of the available Alexandria Regional Amenities in common with other Users pursuant to the terms of this Section 40. Fitness center passes shall be issued to Tenant for all full time employees of Tenant employed at the Premises. Commencing on the Commencement Date, Tenant shall commence paying Landlord a fixed fee during the Base Term equal to $2.16 per rentable square foot of the Premises per year ("Amenities Fee"), which Amenities Fee shall by payable on the first day of each month during the Term whether or not Tenant elects to use any or all of the Alexandria Regional Amenities. The Amenities Fee shall be increased annually on each anniversary of the Commencement Date by 3%.

(c)
Shared Conference Facilities. Use by Tenant of the Shared Conference Facilities and restaurants at The Alexandria and the Campus Point Project shall be in common with other Users with scheduling procedures reasonably determined by The Alexandria Landlord or the Campus. Point Landlord, as applicable, or The Alexandria Landlord's or Campus Point Landlord's then designated event operator (each, an "Event Operator"). Tenant's use of the Shared Conference Facilities shall be subject to the payment by Tenant to The Alexandria Landlord or the Campus Point Landlord, as applicable, of a fee equal to The Alexandria Landlord's or Campus Point Landlord's, as applicable, quoted rates for the usage of the Shared Conference Facilities in effect at the time of Tenant's scheduling. Tenant's use of the conference rooms in the Shared Conference Facilities •shall be subject to availability and The Alexandria Landlord and Campus Point Landlord, as applicable, (or, If applicable, the applicable Event Operator) reserves the right to exercise its reasonable discretion in the event of conflicting scheduling requests among Users. Tenant hereby acknowledges that {I) Biocom/San Diego, a California non-profit corporation ("Biocom") has the right to reserve the Alexandria Shared Conference Facilities and any reservable dining area(s) included within The Alexandria Amenities for up to 50% of the time that The Alexandria Shared Conference Facilities and reservable dining area(s) are available for use by Users each calendar month, and (ii) lllumina, Inc., a Delaware corporation, has the exclusive use of the main conference room within The Alexandria Shared Conference Facilities for up to 4 days per calendar month.

Tenant shall be required to use the food service operator designated by The Alexandria Landlord at The Alexandria and the food service operator designated by the Campus Point Landlord at the Campus Point Project (as applicable, the "Designated Food and Beverage Operator") for any food and/or beverage service or catered events held by Tenant in the Shared Conference Facilities. As of the date of this Lease, the Designated Food and Beverage Operator at The Alexandria is The Farmer and the Seahorse and the Designated Food and Beverage Operator at the Campus Point Project is Stellar Bleu. The Alexandria Landlord and the Campus Point Landlord have the right, in their sole and absolute discretion, to change the Designated Food and Beverage Operator at any time. Tenant may not use any vendors other than the Designated Food and Beverage Operator nor

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may Tenant supply its own food and/or beverages in connection with any food and/or beverage service or catered events held by Tenant in the Shared Conference Facilities.

Tenant shall, at Tenant's sole cost and expense, (i) be responsible for the set up of the Shared Conference Facilities in connection with Tenant's use (including, without limitation ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii} surrender the Shared Conference Facilities after each time that Tenant uses the Shared Conference Facilities free of Tenant's personal property, in substantially the same set up and same condition as received, and free of any debris and trash. If Tenant falls to restore and surrender the Shared Conference Facilities as required by sub-section (ii) of the immediately preceding sentence, such failure shall constitute a "Shared Facilities Default." Each time that Landlord reasonably determines that Tenant has committed a Shared Facilities Default, Tenant shall be required to pay Landlord a penalty within 5 days after notice from Landlord of such Shared Facilities Default. The penalty payable by Tenant in connection with the first Shared Facilities Default shall be $200. The penalty payable shall increase by $50 for each subsequent Shared Facilities Default (for the avoidance of doubt, the penalty shall be $250 for the second Shared Facilities Default, shall be $300 for the third Shared Facilities Default, etc.). In addition to the foregoing, Tenant shall be responsible for reimbursing The Alexandria Landlord, the Campus Point Landlord or Landlord, as applicable, for all costs expended by The Alexandria Landlord, the Campus Point Landlord or Landlord, as applicable, in repairing any damage to the Shared Conference Facilities, the Alexandria Regional Amenities, The Alexandria or the Campus Point Project caused by Tenant or any Tenant Related Party. The provisions of this Section 40(c) shall survive the expiration or earlier termination of this Lease.

(d)
Rules and Regulations. Tenant shall be solely responsible for paying for any and all ancillary services (e.g., audio visual equipment) provided to Tenant, all food services operators and any other third party vendors providing services to Tenant at The Alexandria or the Campus Point Project. Tenant shall use the Alexandria Regional Amenities (including, without limitation, The Alexandria Shared Conference Facilities and the Campus Point Shared Conference Facilities) in compliance with all applicable Legal Requirements and any rules and regulations imposed by The Alexandria .Landlord or the Campus Point Landlord, respectively, or Landlord from time to time and in a manner that will not interfere with the rights of other Users. The use of the Alexandria Regional Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, Indemnification and waiver agreement required by The Alexandria Landlord, the Campus Point Landlord or any operator of the Alexandria Regional Amenities, as applicable, to be executed by all persons wishing to use such Alexandria Regional Amenities. Neither The Alexandria Landlord, the Campus Point Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Alexandria Regional Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to any of the Alexandria Regional Amenities, The Alexandria or the Campus Point Project.

Tenant acknowledges and agrees that The Alexandria Landlord and the Campus Point Landlord, shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Alexandria Regional Amenities at The Alexandria or the Campus Point Project, respectively, and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Alexandria Regional Amenities.

(e)
Waiver of Liability and Indemnification. Tenant warrants that It will use reasonable care to prevent damage to property and injury to persons while on The Alexandria or the Campus Point Project. Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the use by Tenant and/or any Tenant Parties of the Alexandria Regional Amenities and any entry by Tenant and/or_ any Tenant Parties onto The Alexandria of the Campus Point Project, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the Alexandria Regional Amenities and any entry by Tenant and/or any Tenant Parties onto The Alexandria and/or the Campus Point Project, except, in each case, to the extent caused by the willful misconduct or gross negligence of any ARE Party. Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to person relating to, arising out of or In connection with (i) the use of the Alexandria Regional Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto The Alexandria and/or the Campus Point Project, except to the extent caused by the willful misconduct or negligence of any ARE Party. The provisions of this Section 40 shall survive the expiration or earlier termination of this Lease.

(f)
Insurance. As of the Commencement Date, Tenant shall cause The Alexandria

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Landlord and the Campus Point Landlord to be named as additional insureds under the commercial general liability policy of insurance that Tenant is required to maintain pursuant to Section 17 of this Lease.

41.
Landlord's Right to Relocate Tenant. Landlord shall have the right to relocate Tenant, upon 90 days' prior written notice, from all or part of the Premises to another area in. th.e Project designated by Landlord (the "Relocation Premises"), provided that: (a) the size of the Relocation Premises is at least equal to the size of the Premises, and (b) Landlord pays the reasonable costs of moving Tenant and improving the Relocation Premises to a substantially similar standard as that of the. Premises, and reimburses Tenant for all reasonable costs directly incurred by Tenant as a result of relocation, including without limitation all costs incurred by Tenant replacing Tenant's letterhead, promotional materials, business cards and similar items. Tenant shall cooperate with Landlord in all reasonable ways to facilitate relocation.

42.
Miscellaneous.

(a)
Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt If delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)
Joint and Several Liability. If and when included within the term "Tenant," as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)
Financial Information. Tenant shall furnish Landlord with true and complete copies of

{i) Tenant's most recent unaudited (or the extent available, audited) annual financial statements within 90 days of the end of each of Tenant's fiscal years during the Term, (ii) Tenant's most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant's first three fiscal quarters of each of Tenant's fiscal years during the Term, (iii) at Landlord's request from time to time (but no more than once per year), updated business p[ans, including cash flow projections and/or proforma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. So long as Tenant is a "public company" and Its financial information is publicly available, then the foregoing delivery requirements of this Section 42(c) shall not apply.

(d)
Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e)
Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)
Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)
Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with

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respect to this Lease, then it is Landlord's and Tenant's express Intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid In full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law1 but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)
Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)
Time. Time is of the essence as to the performance of Tenant's obligations under this

Lease.

U) OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control ("OFAC") of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the "OFAC Rules"), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k)
Incorporation by Reference. All exhibits and addenda attached hereto are hereby Incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(I)
Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m)
No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of any Rent will be other than on account of the earliest stipulated Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n)
Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant's routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord's reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant's Sh re of Operating Expenses rn respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o)
Redevelopment of Project. Tenant acknowledges that Landlord, in its sole discretion, may from time to time expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation: (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as

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Landlord may elect from time to time, Including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant's Permitted Use of the Premises. Landlord shall use reasonable efforts to cause the redevelopment contemplated pursuant to this Section 45(0) to be performed in a manner that does not materially and adversely affect Tenant's beneficial use and occupancy of the Premises and/or access to or use of parking at the Project, other than on a temporary basis while construction and related work may be ongoing. No expansion, renovation and/or reconfiguring of the Project pursuant to this paragraph will result In Tenant having fewer parking spaces available for its use other than on a temporary basis while construction and related work may be ongoing, and during such periods Landlord shall provide substitute parking in reasonable proximity to the Project.

(p) Discontinued Use. If, at any time following the Commencement Date, Tenant .does not continuously operate Its business in the Premises for a period of 90 consecutive days, Landlord may, but is not obligated to, elect to terminate this Lease upon 30 days' written notice to Tenant, whereupon this Lease shall terminate'30 days' after Landlord's delivery of such written notice ("Termination Date"), and Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

(q)
EV Charging Stations. Landlord shall not unreasonably withhold its consent to Tenant's written request to install 1 or more electric vehicle car charging stations ("EV Stations") in the parking area serving the Project; provided, however, that Tenant complies with all reasonable requirements, standards1 rules and regulations which may be imposed by Landlord, at the time Landlord's consent is granted, in connection with Tenant's installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord's designation of the location of Tenant's EV Stations, and Tenant's payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant's EV Station(s). Nothing contained In this paragraph is Intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant's parking rights at the Project.

(r)
California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: 11A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction ..,related accessibility standards within the premises." In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by

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a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports.prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards Including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp Inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord's obligation to repair as set forth In this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to .the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 1O business days after Tenant's receipt of an invoice therefor from Landlord.

(s)
Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying w1th the U.S. federal ESIGN Act of 2000} or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

[ Signatures on next page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written. TENANT:

TENANT:

SINGULAR GENOMICS SYSTEMS, INC.,

a Delaware corporation

By: Name: Eli Glezer Its: CSO

LANDLORD:

ARE-SD Region NO. 35, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc., a Maryland corporation,

managing member

By: Name: Gary Dean

Its: Senior Vice President – Real Estate Legal Affairs

Net Multi-Tenant Laboratory 3033 Science Park/Singular - Page 32

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

[Omitted]

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

[Omitted]

EXHIBIT C TO LEASE

Intentionally Omitted

[Omitted]

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

[Omitted]

EXHIBIT E TO LEASE

RULES AND REGULATIONS

[Omitted]

EXHIBIT F TO LEASE

TENANT'S PERSONAL PROPERTY

[Omitted]

EXHIBIT G TO LEASE

MAINTENANCE OBLIGATIONS

[Omitted]

EXHIBIT H TO LEASE

CONTROL AREAS

[Omitted]